UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2006

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri	63017-3406
(Address of principal executive offices)	(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2006, pursuant to the recommendation of the Special Committee of the Board of Directors of the Company, the Board of Directors amended in its entirety Section 2:2 of the Company’s By-Laws.

The By-Laws of the Company previously provided that special meetings of the shareholders may be called by the Chief Executive Officer, by the Board of Directors or by the holders of not less than 50% of all of the outstanding shares entitled to vote at such meeting. The amendment to the By-Laws, which was effective immediately, provides that special meetings of the shareholders may be held for any purpose and may be called only by the Chief Executive Officer or by the Board of Directors.

A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company will file a complete copy of its current By-Laws as an exhibit to its annual report on Form 10-K for the year ending January 28, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit Number	Description

3.1	Section 2:2 of the By-Laws of Angelica Corporation as amended through March 20, 2006.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2006

ANGELICA CORPORATION

By: /s/ Steven L. Frey
Name: Steven L. Frey
Title: Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Section 2:2 of the By-Laws of Angelica Corporation as amended through March 20, 2006.